Exhibit 99.1

December 21, 2007

Mr. Robert A. Bosi

74 Cheyenne Trail

Sparta, NJ 07871

Dear Bob:

We are pleased to confirm our offer (this letter shall be referred to herein as the “Offer Letter” or “Agreement”) for you to join TranSwitch Corporation (“TranSwitch”) in the exempt position of Vice President and Chief Financial Officer (“CFO”), Principal Financial Officer (“PFO”), Principal Accounting Officer (“PAO”), and an Executive Officer (Section 16 Officer) as that term is defined in the Securities and Exchange Act of 1934, commencing on January 4, 2008. These positions have been approved by the TranSwitch Board of Directors. It is understood that you remain a partner in Tatum, LLC (Tatum). In your role as CFO and Section 16 Officer, you will be reporting to Dr. Santanu Das, President & Chief Executive Officer. Your starting salary will be fourteen thousand dollars ($14,000) semi-monthly, the monthly equivalent of twenty-eight thousand dollars ($28,000). Our current pay periods are semi-monthly, and this position is based in the Headquarters Office in Shelton, Connecticut. The terms and scope of your position are outlined in Exhibit A, which is a part of this Agreement.

You agree to waive TranSwitch provided health insurance because you will continue participation in your current health insurance plans. TranSwitch will provide life and short-term disability insurance benefits; these are paid one hundred percent (100%) by TranSwitch. You may also join our 401K Plan after six (6) months of service and satisfying the minimum age requirement.

You will be eligible to receive ten (10) days of vacation per year and five (5) days of sick leave per year on an accrual basis. Sick leave is to be used only for illness. TranSwitch also provides eleven (11) paid holidays per year. Vacation plans must be approved in advance by your supervisor.

This offer letter, its attachments, the terms and conditions of that certain Executive Services Agreement, dated December 21, 2007, between Tatum and TransSwitch (the “Executive Services Agreement”) which benefit you and the acknowledgement to uphold all TranSwitch policies, including the Code of Business Conduct & Ethics, set forth the entire Agreement between you and TranSwitch concerning your employment by TranSwitch, and neither you nor TranSwitch shall be bound by any condition or understanding with respect to your employment other than as is expressly provided in this letter and the Executive Services Agreement. This position constitutes employment at will, which may be terminated at any time by you or TranSwitch with thirty (30) days written notice for any reason with or without cause or upon the termination of the Executive Services Agreement.

To confirm your acceptance of this offer, please sign both copies of this offer agreement and the Agreement for Assignment of Inventions, Covenants against Disclosure, Solicitation, Competition, Violation of the US Economic Espionage Act and Misuse of Intellectual Property, and return one signed copy of both documents, in full, to me at TranSwitch. Upon commencing employment, you will also be required to sign a US Form I-9 and submit proof of your identity and US employment eligibility as mandated by US Federal regulations.

BY YOUR SIGNATURE BELOW, YOU HEREBY CONFIRM THAT: (1) YOU WILL NOT DISCLOSE OR USE ANY CONFIDENTIAL OR PROPRIETARY INFORMATION OR TRADE SECRETS OF ANY PRIOR EMPLOYER OR OTHER PERSON IN CONNECTION WITH YOUR EMPLOYMENT BY TRANSWITCH AND (2) YOU ARE NOT BEING HIRED IN A CAPACITY OR POSITION THAT WILL BE LIKELY TO CAUSE YOU TO INADVERTENTLY OR INEVITABLY USE OR DISCLOSE ANY SUCH CONFIDENTIAL OR PROPRIETARY INFORMATION OR TRADE SECRETS, (3) YOU ARE NOT SUBJECT TO ANY AGREEMENT OR COVENANT OR RESTRICTION WHICH WOULD RESTRICT OR PROHIBIT YOUR EMPLOYMENT WITH TRANSWITCH OR PARTICIPATION IN THE TASKS THAT YOU ARE BEING HIRED TO PERFORM, AND (4) YOU HAVE NOT SOLICITED, NOR HAS TRANSWITCH REQUESTED THAT YOU SOLICIT, ANY PERSON EMPLOYED BY YOUR FORMER EMPLOYER TO JOIN TRANSWITCH .

Very truly yours,

Pat V. Agudow (Ms.) Vice President, Human Resources

Signature:	/s/ Pat V. Agudow
Pat V. Agudow Date: December 21, 2007

I am pleased to accept this offer and understand and agree to its terms. I will report for work on January 4, 2008 (9 AM for the first day). I acknowledge that I have read the enclosures provided in this letter, including the TranSwitch Code of Business Conduct and Ethics.

Signature:	/s/ Robert A. Bosi	Date:	December 21, 2007
Robert A. Bosi

Enclosures:

1.	Agreement for Assignment of Inventions, Covenant Against Disclosure, Solicitation, Competition, Violation of US Economic Espionage Act and Misuse of Intellectual Property

2.	TranSwitch Code of Business Conduct & Ethics

EXHIBIT A

EMPLOYMENT TERMS & CONDITIONS

1) POSITION

Effective January 4 , 2008, you shall become TranSwitch’s Vice President and Chief Financial Officer (“CFO”), Principal Accounting Officer (“PAO”), Principal Financial Officer (“PFO”), Executive Officer and Chief Financial Officer, with duties and responsibilities as generally set forth on Exhibit B annexed hereto. The TranSwitch Board of Directors has approved your appointment.

ROBERT A. BOSI TERMS OF EMPLOYMENT WITH TRANSWITCH CORPORATION. If, at any time during the term of his employment with TranSwitch , you and TranSwitch mutually agree that you will become a full-time, regular employee of TranSwitch, the parties will enter into a new agreement which will set forth the terms and conditions of such new employment and, upon its execution by both parties, will supersede this agreement in all respects.

2) EMPLOYER

TranSwitch Corporation, a Delaware corporation.

3) TERM

The term hereof shall commence on the first day of your employment with TranSwitch (the “Effective Date”), and the employment may be terminated in accordance with Section 10 below at any time during the term. Unless the parties mutually agree otherwise, the employee will start working for TranSwitch on January 4, 2008.

4) REPORTING RELATIONSHIP

Dr. Santanu Das, President and Chief Executive Officer of TranSwitch and the Board of Directors.

5) COMPENSATION

Salary: $28,000 per month for the term of this Agreement, payable in accordance with TranSwitch’s normal payroll policies for executives. Normal payroll policy is semi-monthly at a gross sum of $14,000 per pay period.

6) DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The employee will be covered under the directors’ and officers’ insurance policy of TranSwitch to the same extent as, and subject to the same terms, conditions and limitations as are applicable to, other Company executives; and TranSwitch will provide to you written evidence of such insurance coverage.

7) EXPENSE REIMBURSEMENT

The Company will reimburse you for all reasonable documented expenses necessarily incurred in the performance of your duties. TranSwitch will also reimburse you for your reasonable Shelton, Connecticut lodging expenses during the term of this Agreement up to a maximum of $2,000 per month.

8) VACATION

Ten (10) days of paid vacation during each 12-month period during the term of this Agreement. You shall provide TranSwitch a minimum of fifteen (15) days’ prior written notice of a request for vacation days. All vacation days are subject to TranSwitch’s approval. You shall be entitled to TranSwitch’s regularly scheduled holidays.

9) BENEFITS

You will not be eligible to participate in any employee benefits plans of TranSwitch, other than life insurance and short term disability insurance and the 401(k) Plan, and will remain on your current medical plan obtained through Tatum, LLC (the “Current Medical Plan”).

10) TERMINATION

Your employment may be terminated for cause at any time upon written notice which shall be effective immediately or at such other time as shall be specified in the notice. “Cause” shall mean: (i) continued failure to obey reasonable instructions of the person (s) to whom the employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct or other actions in bad faith which are to the detriment of TranSwitch and/or any of its subsidiaries or affiliates; (iv) failure to comply with any of the provisions set forth in Exhibit B; or (v) failure to comply with the Code of Conduct annexed as Exhibit C.

Either you or TranSwitch may terminate you employment at any time, for any reason (other than “cause”) or for no reason (“without cause”), upon giving the other party 30 days’ prior written notice. If TranSwitch elects to terminate pursuant to this paragraph, it may, at its option, request that you to remain in its employment during all or any portion of the 30-day notice period, provided that TranSwitch shall continue to provide you during such period with base salary and benefits, as set forth in Sections 5, 7 and 9 above. Alternatively, TranSwitch may, at its option, make the termination effective immediately or at any time during the 30-day notice period and, if it does so, TranSwitch shall pay you the base salary, in lieu of notice, for the remainder of such 30 day notice period.

In the event that your employment terminates pursuant to this Section 10, the benefits provided to you under this Agreement will terminate as of the last day of employment, except as and to the extent set forth above in this Section 10.

11) CONFIDENTIALITY AND INTELLECTUAL PROPERTY; NON-COMPETE; NON-SOLICIT; CODE OF CONDUCT

Annexed hereto as Exhibits D is an Assignment of Inventions Agreement which you shall execute and deliver to TranSwitch simultaneously herewith. As consideration for your covenants set forth in Exhibit D, TranSwitch hereby employs or continues to employ you and you hereby accept employment or continued employment upon the terms and conditions contained herein. You acknowledges and agree that the provisions set forth in Exhibit D do not affect TranSwitch’s ability to terminate your at any time with or without cause. The obligations set forth in Exhibit D shall survive any termination of you employment and/or any termination or expiration of this Agreement.

12) REPRESENTATION BY EMPLOYEE

You acknowledge and represent that you are not subject to any agreement or understanding, oral or written, direct or indirect, which would in any way prohibit, interfere with, restrict or limit: (a) your employment by TranSwitch (or any of its subsidiaries or affiliates); or (b) any activities contemplated as part of your employment hereunder. The foregoing includes, but is not limited to, any agreement or covenant relating to non-competition, non-solicitation, confidentiality and/or non-interference. If you has ever signed or been subject to one or more agreements of the nature described above, you have previously disclosed them to TranSwitch and provided TranSwitch with complete copies of them.

13) ACKNOWLEDGMENT OF REPRESENTATION BY COUNSEL

You acknowledge that you have been represented by independent counsel or you have knowingly waived your right to be represented by independent counsel with respect to the negotiation and execution of this Agreement and with respect to the subject matter hereof.

14) ENTIRE AGREEMENT

This Agreement (which includes the Offer Letter, including this Exhibit A and all other schedules and exhibits referred to therein and the Executive Services Agreement (as defined in the Offer Letter contains the entire understanding and agreement between the parties and supersedes any prior understandings or agreements, oral or written, between them relating to the subject matter hereof. Any amendments to this Agreement must be in writing, signed by the parties affected by the amendment.

15) SEVERABILITY

If any provision of this Agreement is held breached, illegal, invalid or unenforceable, such provision shall be deemed severed and the remainder of this Agreement will remain binding on the parties as though the breached, illegal, invalid or unenforceable provision had not been included.

16) ATTORNEYS’ FEES

If any action at law or in equity is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, whether at pretrial, trial or appellate levels, which may be set by the court in the same action or in a separate action for that purpose, including reasonable costs and fees awarded in such action, in addition to any other relief to which the party may be entitled.

18) GOVERNING LAW

This Agreement and the employment of the employee shall be governed by the laws of the State of Connecticut. Any litigation related to or arising out of this Agreement shall be brought in the state or federal courts of the State of Connecticut, or in the event TranSwitch moves its principal place of business from the State of Connecticut, in the state or federal courts of the state of such other principal place of business. The parties agree that service of process may be effected in any manner permitted by law or the court. The parties further agree to waive, and do hereby waive, trial by jury. You agree and acknowledge that in the event of your violation or breach of any term or condition of this Agreement, TranSwitch will have no adequate remedy at law and shall, therefore, be entitled to enforce any provision hereof by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damage or posting any bond or other security and without prejudice to any other remedies that may be available to TranSwitch at law or in equity.

ACCEPTED AND AGREED:	ACCEPTED AND AGREED:

EMPLOYEE	TRANSWITCH CORPORATION

/s/ Robert A. Bosi	By:	/s/ Dr. Santanu Das
Robert A. Bosi		Dr. Santanu Das, Chief Executive Officer
Date: December 21, 2007		Date: December 21, 2007